Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2026

RICHMOND, Va. (May 4, 2026) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2026.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2026	2025	% Change

Net income	$27,699	$31,221	(11.3%)
Net income per share	$0.12	$0.13	(7.7%)

Operating income	$48,013	$50,859	(5.6%)
Operating margin %	14.2%	15.5%	(130 bps)

Adjusted EBITDAre	$100,597	$98,446	2.2%
Comparable Hotels Adjusted Hotel EBITDA	$108,447	$104,680	3.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.2%	32.4%	(20 bps)
Modified funds from operations (MFFO)	$80,283	$78,807	1.9%
MFFO per share	$0.34	$0.33	3.0%

Average Daily Rate (ADR) (Actual)	$157.19	$156.24	0.6%
Occupancy (Actual)	72.8%	71.1%	2.4%
Revenue Per Available Room (RevPAR) (Actual)	$114.43	$111.04	3.1%

Comparable Hotels ADR	$157.35	$157.26	0.1%
Comparable Hotels Occupancy	72.8%	71.3%	2.1%
Comparable Hotels RevPAR	$114.61	$112.14	2.2%

Distributions paid (2)	$56,608	$69,615	(18.7%)
Distributions paid per share (2)	$0.24	$0.29	(17.2%)

Cash and cash equivalents	$7,837
Total debt outstanding	$1,571,763
Total debt outstanding, net of cash and cash equivalents	$1,563,926
Total debt outstanding, net of cash and cash equivalents, to total capitalization (3)	36.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
For the three months ended March 31, 2025, distributions included a special distribution of $0.05 per common share paid on January 15, 2025, to shareholders of record as of December 31, 2024.
(3)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $11.51 on March 31, 2026.

Comparable Hotels is defined as the 216 hotels owned and held for use by the Company as of March 31, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “We are pleased to report a stronger-than-anticipated start to 2026, with first quarter Comparable Hotels RevPAR growth of more than 2% despite a challenging comparison to the first quarter of 2025 which benefited from wildfire-related recovery business in Southern California and the presidential inauguration in Washington, D.C. The efficient operating model of our hotels, combined with our prudent management of expenses, enabled us to deliver meaningful flow-through of top-line improvements to bottom-line performance, resulting in growth across first quarter Comparable Hotels Adjusted Hotel EBITDA, Adjusted EBITDAre and Modified Funds from Operations. Preliminary reports for the month of April indicate Comparable Hotels RevPAR growth of more than 4% as compared to the same period last year, supported by continued strength in demand and the benefit of favorable year-over-year comparisons. While geopolitical and macroeconomic uncertainties warrant a measured view of the balance of the year, demand for our broadly diversified, rooms-focused hotels has proven resilient. Recent improvements in occupancy and booking trends, combined with the strength and expertise of our operating and corporate teams, reinforce our confidence that we are well positioned to capture demand across our markets.

“Disciplined capital allocation has been central to our success over decades in the lodging industry,” commented Mr. Knight. “We prudently balance near- and long-term investment decisions to capitalize on current opportunities while ensuring we are well positioned for the future. When combined with our keen focus on operating fundamentals, this approach has enabled us to deliver compelling total returns to our shareholders across economic cycles through improvements in operating performance and long-term value creation. In April of this year, we completed the sale of our Hampton Inn & Suites in Rochester, Minnesota, for approximately $9 million. We continue to identify and execute on select opportunities that strengthen our existing portfolio, optimize our capital reinvestment program and enhance our long-term positioning.”

Mr. Knight continued, “We are confident that with the experience, discipline and agility of our teams, the broad consumer appeal of our portfolio, and the strength and flexibility of our balance sheet, we are well positioned to successfully navigate changing market conditions and capitalize on emerging opportunities to deliver growth and maximize total returns for our shareholders over time.”

Hotel Portfolio Overview

As of March 31, 2026, Apple Hospitality owned 217 hotels with an aggregate of 29,583 guest rooms located in 84 markets throughout 37 states and the District of Columbia, including one hotel with 124 guest rooms classified as held for sale, which was sold in April 2026.

First Quarter 2026 Highlights

•
Operating performance: For the first quarter 2026, the Company achieved Comparable Hotels ADR of approximately $157, up 0.1% as compared to the first quarter 2025; Comparable Hotels Occupancy of approximately 73%, up 2.1% as compared to the first quarter 2025; and Comparable Hotels RevPAR of approximately $115, up 2.2% as compared to the first quarter 2025. The Company's Comparable Hotels Occupancy and RevPAR exceeded industry averages as reported by STR for the first quarter 2026. Preliminary results for the month of April 2026 indicate an increase in RevPAR of more than 4% as compared to April 2025.
•
Bottom-line performance: For the first quarter 2026, the Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $108 million, up 3.6% as compared to the first quarter 2025; Comparable Hotels Adjusted Hotel EBITDA Margin of 32.2%, down 20 bps as compared to the first quarter 2025; Adjusted EBITDAre of approximately $101 million, up 2.2% as compared to the first quarter 2025; and MFFO of approximately $80 million, up 1.9% as compared to the first quarter 2025.

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•
Transactional activity: During the first quarter 2026, the Company entered into a contract for the sale of its 124-room Hampton Inn & Suites Rochester-North, in Rochester, Minnesota, for a gross sales price of approximately $8.7 million. The Company completed the sale of the hotel in April 2026.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At March 31, 2026, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 36.5%.
•
Monthly distributions: During the three months ended March 31, 2026, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $13.39 on May 1, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 7.2%.

The following table highlights the Company’s Comparable Hotels monthly performance during the first quarter 2026 as compared to the first quarter 2025 (in thousands, except statistical data):

									% Change
	January	February	March		January	February	March		January	February	March
	2026	2026	2026	Q1 2026	2025	2025	2025	Q1 2025	2025	2025	2025	Q1 2025
ADR (Comparable Hotels)	$146.55	$158.72	$164.81	$157.35	$148.51	$159.84	$162.31	$157.26	(1.3%)	(0.7%)	1.5%	0.1%
Occupancy (Comparable Hotels)	63.7%	75.1%	79.9%	72.8%	63.9%	73.5%	76.7%	71.3%	(0.3%)	2.2%	4.2%	2.1%
RevPAR (Comparable Hotels)	$93.37	$119.22	$131.69	$114.61	$94.93	$117.51	$124.51	$112.14	(1.6%)	1.5%	5.8%	2.2%
Operating income (Actual)	$582	$16,151	$31,280	$48,013	$3,624	$16,254	$30,981	$50,859	(83.9%)	(0.6%)	1.0%	(5.6%)
Adjusted Hotel EBITDA (Actual) (1)	$20,493	$36,145	$51,841	$108,479	$23,209	$35,753	$46,303	$105,265	(11.7%)	1.1%	12.0%	3.1%
Comparable Hotels Adjusted Hotel EBITDA (2)	$20,508	$36,134	$51,805	$108,447	$23,324	$35,458	$45,898	$104,680	(12.1%)	1.9%	12.9%	3.6%

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 216 hotels owned and held for use by the Company as of March 31, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Portfolio Activity

Contract for Potential Acquisition

As previously announced, the Company has entered into a fixed-price, forward-purchase contract for the purchase of an AC Hotel by Marriott that is under development in Anchorage, Alaska, for an anticipated total purchase price of $65.5 million with an expected 160 rooms, which the Company anticipates acquiring in the fourth quarter 2027. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that closing on this hotel will occur under the outstanding purchase contract.

Development Project

As previously announced, the Company has entered into a fixed-price, forward-purchase contract with a third-party developer to develop a dual-branded property, consisting of an AC Hotel by Marriott and a Residence Inn by Marriott in Las Vegas, Nevada, for an anticipated total purchase price of approximately $143.7 million. The hotels will be developed on the land the Company owns adjacent to its SpringHill Suites by Marriott Las Vegas Convention Center. The Company anticipates the hotels will be completed and opened for business in the second quarter 2028. Upon completion, the AC Hotel is expected to have approximately 237 guest rooms and the Residence Inn is expected to have approximately 160 guest rooms.

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Dispositions

In April 2026, the Company sold the 124-room Hampton Inn & Suites Rochester-North, in Rochester, Minnesota, for a gross sales price of approximately $8.7 million.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2026, the Company invested approximately $27.5 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2026, which includes comprehensive renovation projects for approximately 21 hotels, however, inflationary pressures, supply chain shortages or tariffs, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

As of March 31, 2026, the Company had approximately $1.6 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.6%, cash on hand of approximately $8 million and availability under its revolving credit facility of approximately $559 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of March 31, 2026, was comprised of approximately $183 million in property-level debt secured by 10 hotels and approximately $1.4 billion outstanding under its unsecured credit facilities. The number of unencumbered hotels in the Company’s portfolio as of March 31, 2026, was 207. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2026, was approximately 36.5%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of March 31, 2026, the Company’s weighted-average debt maturities were approximately three years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. The Company did not repurchase any common shares during the three months ended March 31, 2026. As of March 31, 2026, the Company had approximately $242.5 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of March 31, 2026, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM Program during the three months ended March 31, 2026.

Shareholder Distributions

During the three months ended March 31, 2026, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $13.39 on May 1, 2026, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 7.2%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic

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cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2026 Outlook

The Company is updating its operational and financial outlook for 2026. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. The revised guidance range reflects the Company’s stronger-than-anticipated first quarter 2026 performance, while maintaining measured expectations given broader economic and geopolitical uncertainty. The Company is encouraged by the setup for the remainder of the year, given stronger-than-expected transient demand and upcoming favorable comparisons to prior periods impacted by government-related disruptions, and acknowledges guidance could ultimately prove conservative. As compared to the midpoint of previously provided 2026 guidance, the Company is increasing the midpoint of Net Income by $9 million, increasing the midpoint of Adjusted EBITDAre by $11 million, increasing the midpoint of Comparable Hotels RevPAR Change by 100 bps, and increasing the midpoint of Comparable Hotels Adjusted Hotel EBITDA Margin % by 50 bps. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2026 compared to 2025, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2025, and exclude dispositions since January 1, 2025. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2026, the Company anticipates its 2026 results will be in the following range:

	Updated 2026 Guidance (1)
	Low-End	High-End
Net income	$143 Million	$169 Million
Comparable Hotels RevPAR Change	0.00%	2.00%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.9%	33.9%
Adjusted EBITDAre (2)	$436 Million	$458 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.
(2)
Effective January 1, 2026, the Company began to exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.

First Quarter 2026 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Tuesday, May 5, 2026. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on May 5, 2026, through 11:59 p.m. Eastern Time on May 19, 2026. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13759225. The archive of the webcast will be available on the Company's website for a limited time.

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About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 216 hotels with approximately 29,500 guest rooms located in 83 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 114 Hilton-branded hotels, 96 Marriott-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other

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disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $2,012,971 and $1,972,264, respectively	$4,757,452	$4,787,864
Assets held for sale	8,346	-
Cash and cash equivalents	7,837	8,515
Restricted cash-furniture, fixtures and other escrows	12,944	30,903
Due from third-party managers, net	64,622	32,952
Other assets, net	43,024	41,944
Total Assets	$4,894,225	$4,902,178

Liabilities
Debt, net	$1,565,680	$1,538,584
Finance lease liabilities	110,944	111,094
Accounts payable and other liabilities	91,091	103,905
Total Liabilities	1,767,715	1,753,583

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 236,067,554 and 235,635,813 shares, respectively	4,723,977	4,719,900
Accumulated other comprehensive income	5,082	2,251
Accumulated distributions greater than net income	(1,602,549)	(1,573,556)
Total Shareholders' Equity	3,126,510	3,148,595

Total Liabilities and Shareholders' Equity	$4,894,225	$4,902,178

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Room	$304,657	$296,864
Food and beverage	16,300	15,511
Other	16,784	15,327
Total revenue	337,741	327,702

Expenses:
Hotel operating expense:
Operating	88,665	84,510
Hotel administrative	30,970	29,673
Sales and marketing	29,823	30,286
Utilities	13,232	12,479
Repair and maintenance	17,840	17,142
Franchise fees	16,039	14,553
Management fees	10,368	11,227
Total hotel operating expense	206,937	199,870
Property taxes, insurance and other	22,458	23,361
General and administrative	10,796	9,228
Depreciation and amortization	49,537	47,941
Total expense	289,728	280,400

Gain on sale of real estate	-	3,557

Operating income	48,013	50,859

Interest and other expense, net	(20,072)	(19,397)

Income before income taxes	27,941	31,462

Income tax expense	(242)	(241)

Net income	$27,699	$31,221

Other comprehensive income (loss):
Interest rate derivatives	2,831	(7,034)

Comprehensive income	$30,530	$24,187

Basic and diluted net income per common share	$0.12	$0.13

Weighted average common shares outstanding - basic and diluted	236,112	240,067

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2026	2025	2025
Operating income (Actual)	$48,013	$50,859	(5.6%)
Operating margin % (Actual)	14.2%	15.5%	(130 bps)

Comparable Hotels Total Revenue	$336,943	$322,976	4.3%
Comparable Hotels Total Operating Expenses	228,496	218,296	4.7%
Comparable Hotels Adjusted Hotel EBITDA	$108,447	$104,680	3.6%
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.2%	32.4%	(20 bps)

ADR (Comparable Hotels)	$157.35	$157.26	0.1%
Occupancy (Comparable Hotels)	72.8%	71.3%	2.1%
RevPAR (Comparable Hotels)	$114.61	$112.14	2.2%

ADR (Actual)	$157.19	$156.24	0.6%
Occupancy (Actual)	72.8%	71.1%	2.4%
RevPAR (Actual)	$114.43	$111.04	3.1%

Reconciliation to Actual Results

Total Revenue (Actual)	$337,741	$327,702
Revenue from acquisitions prior to ownership	-	1,887
Revenue from dispositions/assets held for sale	(798)	(6,613)
Comparable Hotels Total Revenue	$336,943	$322,976

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$108,479	$105,265
AHEBITDA from acquisitions prior to ownership	-	897
AHEBITDA from dispositions/assets held for sale	(32)	(823)
AHEBITDA from New York Property (2)	-	(659)
Comparable Hotels AHEBITDA	$108,447	$104,680

(1)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the Company's independent boutique hotel in New York, New York (the "New York Property") from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(2)
Represents the inclusion of Adjusted Hotel EBITDA from the New York Property prior to the second quarter of 2025 when the Company regained possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 216 hotels owned and held for use by the Company as of March 31, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2025				2026
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%

Comparable Hotels Total Revenue	$322,976	$378,890	$368,192	$323,698	$336,943
Comparable Hotels Total Operating Expenses	218,296	239,106	239,732	223,401	228,496
Comparable Hotels Adjusted Hotel EBITDA	$104,680	$139,784	$128,460	$100,297	$108,447
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.4%	36.9%	34.9%	31.0%	32.2%

ADR (Comparable Hotels)	$157.26	$164.19	$163.27	$153.14	$157.35
Occupancy (Comparable Hotels)	71.3%	78.8%	76.3%	70.5%	72.8%
RevPAR (Comparable Hotels)	$112.14	$129.30	$124.52	$107.94	$114.61

ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741
Revenue from acquisitions prior to ownership	1,887	1,065	-	-	-
Revenue from dispositions/assets held for sale	(6,613)	(6,545)	(5,686)	(2,738)	(798)
Comparable Hotels Total Revenue	$322,976	$378,890	$368,192	$323,698	$336,943

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$105,265	$141,070	$129,602	$100,588	$108,479
AHEBITDA from acquisitions prior to ownership	897	246	-	-	-
AHEBITDA from dispositions/assets held for sale	(823)	(1,532)	(1,142)	(291)	(32)
AHEBITDA from New York Property (2)	(659)	-	-	-	-
Comparable Hotels AHEBITDA	$104,680	$139,784	$128,460	$100,297	$108,447

(1)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(2)
Represents the inclusion of Adjusted Hotel EBITDA from the New York Property prior to the second quarter of 2025 when the Company regained possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 216 hotels owned and held for use by the Company as of March 31, 2026. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2026	2025	2025
Operating income (Actual)	$48,013	$50,859	(5.6%)
Operating margin % (Actual)	14.2%	15.5%	(130 bps)

Same Store Hotels Total Revenue	$330,739	$320,703	3.1%
Same Store Hotels Total Operating Expenses	221,934	216,261	2.6%
Same Store Hotels Adjusted Hotel EBITDA	$108,805	$104,442	4.2%
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.9%	32.6%	30 bps

ADR (Same Store Hotels)	$157.24	$157.06	0.1%
Occupancy (Same Store Hotels)	73.2%	71.3%	2.7%
RevPAR (Same Store Hotels)	$115.04	$111.91	2.8%

ADR (Actual)	$157.19	$156.24	0.6%
Occupancy (Actual)	72.8%	71.1%	2.4%
RevPAR (Actual)	$114.43	$111.04	3.1%

Reconciliation to Actual Results

Total Revenue (Actual)	$337,741	$327,702
Revenue from acquisitions	(3,572)	-
Revenue from dispositions/assets held for sale	(798)	(6,613)
Revenue from non-hotel property and New York Property (1)	(2,632)	(386)
Same Store Hotels Total Revenue	$330,739	$320,703

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$108,479	$105,265
AHEBITDA from acquisitions	(729)	-
AHEBITDA from dispositions/assets held for sale	(32)	(823)
AHEBITDA from New York Property (3)	1,087	-
Same Store Hotels AHEBITDA	$108,805	$104,442

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 213 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2025				2026
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$50,859	$84,851	$72,497	$49,597	$48,013
Operating margin % (Actual)	15.5%	22.1%	19.4%	15.2%	14.2%

Same Store Hotels Total Revenue	$320,703	$374,099	$362,817	$317,067	$330,739
Same Store Hotels Total Operating Expenses	216,261	233,542	234,658	218,076	221,934
Same Store Hotels Adjusted Hotel EBITDA	$104,442	$140,557	$128,159	$98,991	$108,805
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.6%	37.6%	35.3%	31.2%	32.9%

ADR (Same Store Hotels)	$157.06	$164.09	$163.03	$152.10	$157.24
Occupancy (Same Store Hotels)	71.3%	78.7%	76.2%	70.5%	73.2%
RevPAR (Same Store Hotels)	$111.91	$129.19	$124.26	$107.18	$115.04

ADR (Actual)	$156.24	$163.56	$162.70	$152.86	$157.19
Occupancy (Actual)	71.1%	78.6%	76.2%	70.5%	72.8%
RevPAR (Actual)	$111.04	$128.59	$124.03	$107.81	$114.43

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$384,370	$373,878	$326,436	$337,741
Revenue from acquisitions	-	(236)	(1,201)	(1,211)	(3,572)
Revenue from dispositions/assets held for sale	(6,613)	(6,545)	(5,686)	(2,738)	(798)
Revenue from non-hotel property and New York Property (1)	(386)	(3,490)	(4,174)	(5,420)	(2,632)
Same Store Hotels Total Revenue	$320,703	$374,099	$362,817	$317,067	$330,739

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$105,265	$141,070	$129,602	$100,588	$108,479
AHEBITDA from acquisitions	-	(97)	(202)	(43)	(729)
AHEBITDA from dispositions/assets held for sale	(823)	(1,532)	(1,142)	(291)	(32)
AHEBITDA from New York Property (3)	-	1,116	(99)	(1,263)	1,087
Same Store Hotels AHEBITDA	$104,442	$140,557	$128,159	$98,991	$108,805

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” Since the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA, which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property since the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 213 hotels owned and held for use by the Company as of January 1, 2025, and during the entirety of the periods being compared, and excludes the New York Property recovered during the second quarter 2025 from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense and share-based compensation expense from EBITDAre useful, as these expenses do not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes corporate expense, defined as actual corporate-level general and administrative expense, excluding share-based compensation expense, for the Company as well as Adjusted EBITDAre from the non-hotel property (the New York Property) from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2026 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2025 and 2026:

Page | 14

	2025				2026
	Q1	Q2	Q3	Q4	Q1
Net income	$31,221	$63,648	$50,880	$29,615	$27,699
Depreciation and amortization	47,941	48,022	48,100	48,564	49,537
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102
Interest and other expense, net	19,397	20,963	21,375	19,746	20,072
Income tax expense	241	240	242	236	242
EBITDA	98,902	132,975	120,699	98,263	97,652
Gain on sale of real estate	(3,557)	-	(4,380)	(5,179)	-
Impairment of depreciable real estate	-	-	5,724	-	-
EBITDAre	95,345	132,975	122,043	93,084	97,652
Non-cash straight-line operating ground lease expense	33	31	31	31	31
Share-based compensation expense (1)	3,068	1,404	1,264	1,965	2,914
Adjusted EBITDAre	98,446	134,410	123,338	95,080	100,597
Corporate expense	6,160	6,660	6,264	5,508	7,882
Adjusted EBITDAre from non-hotel property (2)	659	-	-	-	-
Adjusted Hotel EBITDA	$105,265	$141,070	$129,602	$100,588	$108,479
(1)
Effective January 1, 2026, in calculating Adjusted EBITDAre, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.
(2)
Non-hotel property consists of the results of the New York Property that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property’s Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net, non-cash straight-line operating ground lease expense, and share-based compensation expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2026 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Net income	$27,699	$31,221
Depreciation of real estate owned	48,778	47,181
Gain on sale of real estate	-	(3,557)
Funds from operations	76,477	74,845
Amortization of finance ground lease assets	759	759
Amortization of favorable and unfavorable operating leases, net	102	102
Non-cash straight-line operating ground lease expense	31	33
Share-based compensation expense (1)	2,914	3,068
Modified funds from operations	$80,283	$78,807
(1)
Effective January 1, 2026, in calculating MFFO, the Company began to exclude share-based compensation expense, as it represents a non-cash transaction, consistent with the MFFO presentation of the majority of other public lodging REITs. Prior year results have been updated to conform with the current year presentation.

Page | 16

Apple Hospitality REIT, Inc.

2026 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited) (in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2026:

	Year Ending December 31, 2026
	Low-End	High-End
Net income	$142,520	$169,420
Depreciation and amortization	196,000	193,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	84,000	82,000
Income tax expense	900	1,300
EBITDA and EBITDAre	423,828	446,128
Non-cash straight-line operating ground lease expense	121	121
Share-based compensation expense (1)	11,800	11,800
Adjusted EBITDAre	435,749	458,049
Corporate expense	29,500	31,500
Adjusted Hotel EBITDA	465,249	489,549
AHEBITDA from acquisitions prior to ownership	-	-
AHEBITDA from dispositions/assets held for sale (2)	(49)	(49)
Comparable Hotels Adjusted Hotel EBITDA	$465,200	$489,500

(1)
Effective January 1, 2026, the Company began to exclude from the calculation of Adjusted EBITDAre the expense recorded for share-based compensation, as it represents a non-cash transaction and the add back to net income is consistent with the calculation of Adjusted EBITDA for the Company’s financial covenant ratios under its credit facilities and consistent with the presentation of Adjusted EBITDA for the majority of other public lodging REITs.
(2)
Represents AHEBITDA from the hotel classified as held for sale as of March 31, 2026, which was sold in April 2026.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2026

	April 1 - December 31, 2026	2027	2028	2029	2030	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$292,147	$278,602	$334,066	$162,294	$460,016	$44,638	$1,571,763	$1,552,811
Average interest rates (1)	4.7%	4.7%	4.6%	4.6%	4.6%	3.7%

Variable-rate debt:
Maturities	$219,100	$275,000	$300,000	$85,000	$385,000	$-	$1,264,100	$1,265,253
Average interest rates (1)	4.8%	4.8%	4.8%	4.9%	5.0%	n/a

Fixed-rate debt:
Maturities	$73,047	$3,602	$34,066	$77,294	$75,016	$44,638	$307,663	$287,558
Average interest rates	4.0%	4.1%	4.1%	3.9%	3.6%	3.7%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended March 31

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change	Q1 2026
Top 30 Markets
Phoenix, AZ	10	87.3%	86.7%	0.7%	$203.22	$203.92	(0.3%)	$177.47	$176.85	0.4%	11.3%
Los Angeles, CA	8	84.6%	86.1%	(1.7%)	$182.00	$197.05	(7.6%)	$154.05	$169.70	(9.2%)	5.2%
San Diego, CA	7	71.9%	71.8%	0.1%	$176.68	$172.75	2.3%	$126.98	$124.05	2.4%	4.5%
Salt Lake City/Ogden, UT	5	78.7%	81.6%	(3.6%)	$164.52	$157.34	4.6%	$129.48	$128.42	0.8%	4.4%
Fort Worth/Arlington, TX	6	77.1%	76.4%	0.9%	$167.61	$163.95	2.2%	$129.22	$125.34	3.1%	3.5%
Richmond/Petersburg, VA	3	74.7%	72.8%	2.6%	$203.91	$201.30	1.3%	$152.29	$146.51	3.9%	3.5%
Orange County, CA	6	80.4%	79.3%	1.4%	$166.53	$166.53	0.0%	$133.82	$132.08	1.3%	3.4%
Washington, DC	5	73.3%	70.6%	3.8%	$177.55	$184.17	(3.6%)	$130.15	$130.05	0.1%	3.3%
Melbourne, FL	3	82.7%	89.9%	(8.0%)	$222.26	$224.47	(1.0%)	$183.92	$201.71	(8.8%)	3.2%
Seattle, WA	4	75.2%	71.2%	5.6%	$185.01	$165.45	11.8%	$139.11	$117.82	18.1%	3.0%
Miami, FL	3	92.7%	93.8%	(1.2%)	$201.59	$184.11	9.5%	$186.89	$172.65	8.2%	2.8%
Las Vegas, NV	1	77.4%	77.6%	(0.3%)	$225.66	$208.94	8.0%	$174.68	$162.06	7.8%	2.6%
Fort Lauderdale, FL	2	92.0%	90.7%	1.4%	$212.18	$197.43	7.5%	$195.11	$179.01	9.0%	2.4%
Alaska	2	90.7%	82.5%	9.9%	$218.61	$198.30	10.2%	$198.36	$163.58	21.3%	2.3%
Nashville, TN	6	63.4%	66.2%	(4.2%)	$151.81	$142.73	6.4%	$96.22	$94.42	1.9%	2.2%
Tucson, AZ	3	90.3%	87.0%	3.8%	$155.32	$153.54	1.2%	$140.20	$133.65	4.9%	2.1%
Orlando, FL	3	84.3%	79.1%	6.6%	$145.45	$149.70	(2.8%)	$122.62	$118.39	3.6%	1.8%
Oklahoma City, OK	4	71.2%	67.9%	4.9%	$138.75	$132.81	4.5%	$98.77	$90.20	9.5%	1.6%
Tampa, FL	2	84.4%	86.6%	(2.5%)	$196.95	$217.98	(9.6%)	$166.29	$188.81	(11.9%)	1.5%
Houston, TX	5	71.1%	73.7%	(3.5%)	$127.51	$122.05	4.5%	$90.64	$89.93	0.8%	1.4%
Omaha, NE	4	62.5%	64.1%	(2.5%)	$121.35	$119.34	1.7%	$75.84	$76.45	(0.8%)	1.4%
Palm Beach , FL	1	94.9%	95.4%	(0.5%)	$214.92	$184.13	16.7%	$203.89	$175.61	16.1%	1.3%
Memphis, TN	2	71.3%	65.9%	8.2%	$171.55	$162.84	5.3%	$122.32	$107.33	14.0%	1.2%
Alabama North	4	69.1%	67.6%	2.2%	$144.12	$149.48	(3.6%)	$99.53	$101.06	(1.5%)	1.2%
Pittsburgh, PA	2	81.8%	52.5%	55.8%	$114.38	$144.80	(21.0%)	$93.56	$76.08	23.0%	1.2%
Dallas, TX	5	62.8%	65.9%	(4.7%)	$135.29	$141.31	(4.3%)	$84.95	$93.07	(8.7%)	1.2%
Chicago, IL	7	62.8%	56.9%	10.4%	$126.21	$129.08	(2.2%)	$79.32	$73.47	8.0%	1.1%
Alabama South	4	68.8%	68.3%	0.7%	$128.74	$124.18	3.7%	$88.63	$84.82	4.5%	1.1%
Austin, TX	6	70.2%	72.9%	(3.7%)	$113.97	$114.18	(0.2%)	$80.02	$83.28	(3.9%)	1.0%
Atlanta, GA	3	70.6%	64.4%	9.6%	$165.64	$184.73	(10.3%)	$117.02	$118.95	(1.6%)	1.0%
Top 30 Markets	126	75.7%	74.8%	1.2%	$168.09	$167.46	0.4%	$127.31	$125.20	1.7%	77.7%

All Other Markets	90	68.2%	65.7%	3.8%	$138.14	$138.48	(0.2%)	$94.16	$91.00	3.5%	22.3%

Total Portfolio	216	72.8%	71.3%	2.1%	$157.35	$157.26	0.1%	$114.61	$112.14	2.2%	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change	Q1 2026
STR Location
Airport	20	85.6%	80.4%	6.5%	$156.12	$154.23	1.2%	$133.71	$123.92	7.9%	12.0%
Interstate	8	68.9%	67.3%	2.4%	$135.27	$132.99	1.7%	$93.22	$89.52	4.1%	1.7%
Resort	11	71.9%	72.7%	(1.1%)	$188.81	$186.02	1.5%	$135.83	$135.17	0.5%	8.5%
Small Metro/Town	3	75.4%	77.1%	(2.2%)	$121.77	$122.50	(0.6%)	$91.77	$94.39	(2.8%)	0.8%
Suburban	111	72.8%	72.1%	1.0%	$151.07	$150.46	0.4%	$109.99	$108.45	1.4%	42.7%
Urban	63	69.7%	67.5%	3.3%	$164.25	$166.64	(1.4%)	$114.56	$112.45	1.9%	34.3%

Total Portfolio	216	72.8%	71.3%	2.1%	$157.35	$157.26	0.1%	$114.61	$112.14	2.2%	100.0%

Note: Location categorization based on STR designation.

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